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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectuses constituting part of GenCorp Inc.'s Registration Statements No. 33-28056, 2-98730 and 333-91783 on Forms S-8 and OMNOVA Solutions Inc.'s Registration Statement No. 333-34938 on Form S-8, pertaining to the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan of our report dated April 23, 2001, with respect to the financial statements and schedule of the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended October 31, 2000.

                                                Ernst & Young LLP


Sacramento, California
April 23, 2001





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